UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700 Houston, TX 77002-2761
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 1, 2016, TC PipeLines Intermediate Limited Partnership (“TCILP”), a direct subsidiary of TC PipeLines, LP (the “Partnership”), completed the previously announced acquisition of a 49.9 percent equity interest in the Portland Natural Gas Transmission System (“PNGTS”) from TCPL Portland Inc. (“TCPL Portland”)(the “Acquisition”).  Pursuant to the terms of the purchase and sale agreement signed on November 5, 2015 and amended December 31, 2015 (the “Purchase Agreement”), TCILP acquired the 49.9 percent equity interest in PNGTS for a purchase price of approximately $226.2 million, including working capital closing adjustments , consisting of approximately $191.6 million in cash and the assumption of approximately $34.6 million in proportionate PNGTS debt. Subject to the description below of the amendment to the Purchase Agreement, the description of the Purchase Agreement included in the Partnership’s Current Report on Form 8-K filed on November 6, 2015 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

            On January 4, 2016, the Partnership issued a press release relating to the completion of the Acquisition described above in Item 2.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On December 31, 2015, the Purchase Agreement was amended pursuant to Amendment No. 1 to the Purchase Agreement (the “Amended Purchase Agreement”) to, among other things, require the conditions to closing be satisfied by 11:59 p.m. on December 31, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
99.1	News Release of TC PipeLines, LP, dated January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP

by:	TC PipeLines GP, Inc.,
its general partner

By:	/s/ Jon Dobson
Jon Dobson
Secretary

Dated:  January 4, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release of TC PipeLines, LP, dated January 4, 2016.